UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 12, 2015

BLUE SKY PETROLEUM INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52010	N/A
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Unit A, 21st Floor
128 Wellington Street
Central, Hong Kong	________________
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 852-3106-3133

17470 N. Pacesetter Way Scottsdale, AZ 85255
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[     ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[     ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[     ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 12, 2015, our board of directors received and accepted the resignation of Michael Johnson as our president, secretary, chief executive officer, chief financial officer, treasurer and director.

The resignations did not result from any disagreements with our company regarding our operations, policies, practices or otherwise.

On May 12, 2015, we appointed Karsanbhai Hirachan as our president, secretary, chief executive officer, chief financial officer, treasurer and director.

Karsanbhai Hirachan – President, CEO, CFO and Director

Mr. Hirachan has been employed in the financial sector from 1993 to 2010, in senior executive positions which involved corporate planning, capital management, repositioning, M&A, and turnarounds. From October of 2010 to the present has been the Chairman and CEO of ADF Group Holdings LTD., which is active in Cambodia in regards to business development, with the goal of identifying acquisition opportunities and joint ventures with building companies. From 1995 to 2010 Mr. Hirachan was involved in projects in Thailand including mutual funds, investor relations, and the provision of financial modeling, conceptualizing, and implementation of its distribution network.

Mr. Hirachan holds a Master in Business Administrative (MBA) and a PGDM in Business Management, Sales & Marketing, Finance from Ahmedabad University.

Our company believes that Mr. Hirachan's professional background experience give him the qualifications and skills necessary to serve as a director of our company as we investigate additional opportunities.

Mr. Hirachan’s current plan is to maximize value from all assets to increase shareholder value.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE SKY PETROLEUM INC.

/s/ Karsanbhai Hirachan
Karsanbhai Hirachan
President and Director

Date May 12, 2015